Exhibit 99.2

Special Meeting of Shareholders of

Community Bank & Trust Company

October 24, 2007

THIS REVOCABLE PROXY IS SOLICITED

ON BEHALF OF THE BOARD OF DIRECTORS

KNOW ALL MEN BY THESE PRESENTS that the undersigned Shareholder of Community Bank & Trust Company does hereby nominate, constitute and appoint Bradford W. Gile and Gregory A. Roark, or either one of them, my true and lawful attorney and agent, with full power of substitution, for me and in my name to vote my shares of common stock in Community Bank & Trust Company at the Special Meeting of the Shareholders of Community Bank & Trust Company to be held at the Kingswood Golf Club, 24 Kingswood Road, Wolfeboro, New Hampshire on Wednesday, October 24, 2007 at 10:30 A.M., or at any adjournment or postponement thereof, with all powers the undersigned would possess if personally present. The undersigned hereby revokes all prior proxies. My attorney and agent is instructed to vote my shares of common stock, as follows:

(1)	APPROVAL OF THE AGREEMENT AND PLAN OF MERGER, AS AMENDED AND RELATED CONTRACT FOR UNION. Approval of the Agreement and Plan of Merger, dated as of June 4, 2007, and amended as of August 15, 2007, by and among Chittenden Corporation, Ocean Bank, Ocean Bank Interim Trust Company and Community Bank (the “Merger Agreement”), and the related Contract for Union.

For  ☐                Against  ☐                Abstain  ☐

(2)	AUTHORIZATION OF ONE OR MORE ADJOURNMENTS OF THE SPECIAL MEETING. Approval of one or more adjournments of the Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting, or at any adjournment or postponement of that Meeting, to approve the Merger Agreement and related Contract for Union.

For  ☐                Against  ☐                Abstain  ☐

(3)	OTHER BUSINESS. The proxies are authorized to act upon such other matters as may properly come before the Special Meeting or any adjournments or postponements of the Special Meeting.

In the absence of specific instructions on these issues, this Proxy will be voted “FOR” proposals 1 and 2 and will grant the Proxy holder authority to act upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

Please mark, sign and date this Proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee, or guardian, please include your full title. Corporate or partnership Proxies should be signed by an authorized party. This Proxy may be revoked at any time prior to the Special Meeting by written notice to Gregory A. Roark at Community Bank & Trust Company, P.O. Box 59, 15 Varney Rd., Wolfeboro, NH 03894; by subsequently filing another proxy; or by attending the Meeting and voting in person although attendance at the Special Meeting will not, by itself, revoke a proxy.

__________________, 2007

(Signature)

Please print your name:

(Signature)

Please print your name:

☐  Yes, I/We plan to attend the Special Meeting. Number attending ________